UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2006

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-2636089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code, (718) 527-3800

Item 8.01 OTHER EVENTS

On October 12, 2006, the Janel World Trade, Ltd. Board of Directors authorized the adoption of a program to repurchase up to 300,000 shares of the Company's common stock in the open market from time to time, subject to certain conditions set forth in Rules 10b5-1 and 10b18 under the Securities Act of 1934. The Company intends to appoint a brokerage firm as its agent in executing such transactions. It is expected that purchases under the program, depending upon prevailing market conditions, and other factors such as the Company's cash position, will be made during the next twelve months. The repurchase plan may be suspended by the Company at any time.

There are currently 17,043,000 shares of the Company's common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	99.1	October 12, 2006 Janel World Trade, Ltd. press release regarding the adoption of a stock buy back program.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

JANEL WORLD TRADE, LTD.

October 13, 2006	By:	/s/ James N. Jannello
James N. Jannello, Executive Vice President
and Chief Executive Officer